VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on [ ]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

US ECOLOGY, INC.
101 S. CAPITOL BLVD.
SUITE 1000
BOISE, ID 83702

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on [ ]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR proposals 1 through 4.

	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated as of June 23, 2019 (as it may be amended from time to time, the "Merger Agreement"), by and among US Ecology, Inc., a Delaware corporation ("US Ecology"), US Ecology Parent, Inc., a Delaware corporation and wholly-owned subsidiary of US Ecology ("Holdco"), Rooster Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdco, ECOL Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdco, and NRC Group Holdings Corp., a Delaware corporation.	☐	☐	☐
2. To approve the issuance of common stock of Holdco, par value $0.01 per share, as merger consideration pursuant to the terms and conditions set forth in the Merger Agreement.	☐	☐	☐
3. To amend the Holdco charter as further described in the accompanying joint proxy statement/prospectus.	☐	☐	☐
4. To approve adjournments of the special meeting of US Ecology stockholders (the "US Ecology Special Meeting") to solicit additional proxies if there are not sufficient votes at the time of the US Ecology Special Meeting to approve proposals 1 through 3 or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to US Ecology stockholders.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000428391_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Annual Report and Proxy Statement are available at www.proxyvote.com US ECOLOGY, INC. Special Meeting of Stockholders [ ], 2019 at [ ], local time This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Jeffrey R. Feeler and Wayne R. Ipsen each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of Common Stock of US Ecology, Inc. that the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of US Ecology to be held at [ ], on [ ], 2019 at [ ] a.m., local time, or any adjournment or postponement thereof, with all powers that the undersigned would possess if present at the meeting. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side 0000428391_2 R1.0.1.18